[FORM OF WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MGT Capital Investments, Inc.

Warrant To Purchase Common Stock

Warrant No.: ________

Number of Shares of Common Stock: 875,000

Date of Issuance: May [___], 2012 ("Issuance Date")

MGT Capital Investments, Inc., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hudson Bay Master Fund Ltd., the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), seven hundred and fifty thousand (750,000) fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), shall have the meanings set forth in Section 18. This Warrant is one of the Warrants to purchase Common Stock (the "SPA Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of May 24, 2012 (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein (the "Securities Purchase Agreement").

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received each of the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date") (provided, that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, "Exercise Price" means $3.00, subject to adjustment as provided herein.

(c) Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a), and (Y) and (B) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the facsimile copy of an Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice pursuant to the 1933 Act (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

                                                   D

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D= the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

If Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant pursuant to the terms and conditions of this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder's Affiliates) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder or any of its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Warrants, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(g) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant and the Holder shall not have the right to receive upon exercise of this Warrant any shares of Common Stock, to the extent the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Notes or Warrants or as Interest Shares (as defined in the Notes) without breaching the Company's obligations under the rules or regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no holder of any SPA Warrants shall be issued in the aggregate, upon conversion or exercise, as applicable, of the Notes or Warrants or as Interest Shares, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock underlying the SPA Warrants issued to such holder pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock underlying the SPA Warrants issued to the Buyers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each holder, the "Exchange Cap Allocation"). In the event that any holder shall sell or otherwise transfer any of such holder's SPA Warrants, the transferee shall be allocated a pro rata portion of such holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of SPA Warrants shall exercise all of such holder's SPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of SPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the SPA Warrants then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 1(g), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Weighted Average Price and the Exercise Price as of the date of the attempted exercise. For the avoidance of doubt, the number of shares outstanding as of May 24, 2012 was 2,105,187, and as such, the Company shall be required to obtain Stockholder Approval (as defined in the Securities Purchase Agreement) prior to the Buyers acquiring more than an aggregate of 421,016 shares of Common Stock as a result of the issuance of Interest Shares, Warrant Shares and/or Conversion Shares (as defined in the Note). Additionally, pursuant to the Principal Market rules, Buyers acknowledge that the Warrant Shares, Interest Shares and/or Conversion Shares acquired prior to Stockholder Approval may not be voted for the Resolutions at the Stockholder Meeting (each as defined in the Securities Purchase Agreement).

(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% (the "Required Reserve Amount") of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant at any time from and after the Authorized Share Failure Deadline, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the number of Warrant Shares that the Company is unable to deliver pursuant hereto and (ii) the Black Scholes Value; provided, that (x) references to "the day immediately following the public announcement of the applicable Fundamental Transaction" in the definition of "Black Scholes Value" shall instead refer to "the date the Holder exercises this Warrant and the Company cannot deliver the required number of Warrant Shares because of an Authorized Share Failure" and (y) clause (iii) of the definition of "Black Scholes Value" shall instead refer to "the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the date of the applicable date of exercise and the date that the Company makes the applicable cash payment."

(i) Mandatory Exercise.

(i)      If at any time from and after the Issuance Date (i) the Weighted Average Price of the Common Stock listed on the Principal Market equals or exceeds 250% of the Exercise Price as of the Issuance Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) for not less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period that occurs following the Issuance Date (the "Mandatory Exercise Measuring Period") and (ii) no Equity Conditions Failure (as defined in the Securities Purchase Agreement) has occurred, the Company shall have the right to require the Holder to exercise all or any portion of the Warrants then remaining under this Warrant, as designated in the Mandatory Exercise Notice on the Mandatory Exercise Date (each as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 1 hereof at the Exercise Price (or if the provisions of Section 1(d) are applicable, pursuant to a Cashless Exercise) as of the Mandatory Exercise Date (as defined below) (a "Mandatory Exercise"). The Company may exercise its right to require exercise under this Section 1(i)(i) by delivering within not more than two (2) Trading Days following the end of such Mandatory Exercise Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of SPA Warrants and the Transfer Agent (the "Mandatory Exercise Notice" and the date all of the holders of the SPA Warrants received such notice is referred to as the "Mandatory Exercise Notice Date"). The Mandatory Exercise Notice shall be irrevocable. The Mandatory Exercise Notice shall (x) state (I) the Trading Day on which the Mandatory Exercise shall occur, which Trading Day shall not be less than twenty (20) Trading Days nor more than sixty (60) Trading Days following the Mandatory Exercise Notice Date (the "Mandatory Exercise Date"), (II) the aggregate number of Warrants which the Company has elected to be subject to Mandatory Exercise from the Holder (the "Mandatory Exercise Amount") and all of the other holders of the SPA Warrants pursuant to this Section 1(i)(i) (and analogous provisions under the SPA Warrants), (III) the number of shares of Common Stock to be issued to the Holder on the Mandatory Exercise Date and (y) certify that there has been no Equity Conditions Failure. The Company may not effect more than one (1) Mandatory Exercise during any sixty (60) consecutive Trading Day period. Notwithstanding anything to the contrary in this Section 3(i)(i), until the Mandatory Exercise has occurred, the Mandatory Exercise Amount may be exercised, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 1. Unless otherwise indicated by the Holder, all Warrants exercised by the Holder after the Mandatory Exercise Notice Date shall reduce the Mandatory Exercise Amount of this Warrant required to be exercised on the Mandatory Exercise Date.

(ii)      Pro Rata Exercise Requirement. If the Company elects to cause a Mandatory Exercise pursuant to Section 1(i)(i), then it must simultaneously take the same action in the same proportion with respect to all of the SPA Warrants. If the Company elects a Mandatory Exercise of this Warrant pursuant to Section 3(i)(i) (or similar provisions under the SPA Warrants) with respect to less than all of the Warrants then outstanding, then the Company shall require exercise of a number of Warrants from each of the holders of the SPA Warrants equal to the product of (i) the aggregate number of Warrants which the Company has elected to cause to be exercised pursuant to Section 1(i)(i), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate number of Warrants purchased on the Issuance Date by such holder of outstanding Warrants and the denominator of which is the sum of the aggregate number of Warrants purchased on the Issuance Date by all holders holding outstanding Warrants (such fraction with respect to each holder is referred to as its "Exercise Allocation Percentage," and such amount with respect to each holder is referred to as its "Pro Rata Exercise Amount"); provided, however, that in the event that any holder's Pro Rata Exercise Amount exceeds the outstanding number of Warrants such holder, then such excess Pro Rata Exercise Amount shall be allocated amongst the remaining holders of Warrants in accordance with the foregoing formula. In the event that the initial holder of any Warrants shall sell or otherwise transfer any of such holder's Warrants, the transferee shall be allocated a pro rata portion of such holder's Exercise Allocation Percentage and Pro Rata Exercise Amount.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price shall be adjusted from time to time as follows:

(a) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the holders of SPA Warrants; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without taking into account any limitations or restrictions on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without taking into account any limitations or restrictions on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Purchase Right to such extent) and the portion of such Purchase Right shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of the SPA Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction (without taking into account any limitations or restrictions on the exercise of this Warrant), such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) purchasable upon the exercise of this Warrant prior to such Corporate Event (without taking into account any limitations or restrictions on the exercise of this Warrant), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c) Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no SPA Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.

10. GOVERNING LAW; Jurisdiction; Jury Trial. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

15. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16. CURRENCY. All amounts set forth in this Warrant that refer to dollars or $ shall refer to US dollars.

17. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

18. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow, and (iv) a 360 day annualization factor.

(c) "Bloomberg" means Bloomberg Financial Markets.

(d) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(f) "Common Stock" means (i) the Company's shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) "Eligible Market" means the Principal Market, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market or The New York Stock Exchange, Inc.

(i) "Expiration Date" means the date sixty (60) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.

(j) "Fundamental Transaction" means that (A) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (x) 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or (y) 50% or more of the shares of Voting Stock of the Company not held by such Person or Persons as of the date hereof.

(k) "Notes" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

(l) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) "Option Value" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of the Trading Day prior to the public announcement of the applicable Option if the issuance of such Option is publicly announced, or the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(n) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(o) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(p) "Principal Market" means the NYSE MKT LLC.

(q) "Required Holders" means the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding.

(r) "Subsidiaries" has the meaning ascribed to such term in the Securities Purchase Agreement.

(s) "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(t) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(u) "Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(v) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MGT Capital Investments, Inc.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

MGT Capital Investments, Inc.

The undersigned holder hereby exercises the right to purchase _________________ of the Common Stock ("Warrant Shares") of MGT Capital Investments, Inc., a company incorporated under the laws of Delaware (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                            ____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

                            ____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Vstock Transfer LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May __, 2012 from the Company and acknowledged and agreed to by Vstock Transfer LLC.

MGT Capital Investments, Inc.

By:
Name:
Title: